November 22, 2000


Matlack Leasing Corporation
Matlack, Inc.
Matlack (DE), Inc.
Matlack Leasing, L.L.C.
Summit Business Capital Corp.

RE: Note and Security Agreement Dated December 29, 1994 - Release of Vehicles

Dear Gentlemen:

Fleet National Bank (successor in interest to The First National Bank of Boston) ("Bank") hereby agrees to release its security interest in those twelve (12) certain vehicles and/or trailers set forth on Schedule A hereto upon its receipt of $205,531 on or before November 22, 2000, which amount shall be applied to the obligations of the Debtor under the referenced Note and Security Agreement in such order as Bank may determine appropriate. Upon Bank's receipt of such funds, Debtor is authorized to release these certificates of title held on Bank's behalf pursuant to the terms of such Agreement.

      Bank agrees to execute such title releases and other documents to effect and confirm the foregoing, as you may reasonably request.

      The Note and Security is otherwise confirmed in all respects.

                        Very truly yours,

                        Fleet National Bank

                  By:  /s/ Arthur W. Young
                  its   Authorized Signatory